EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 31, 2025, except as to Note 12 and 14, as to which the date is March 31, 2026, with respect to the financial statements of Edible Garden AG Incorporated for the year ended December 31, 2024 included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Costa Mesa, California

July 31, 2026